Exhibit 99.1

ZALICUS to Present at AACR 2014 Annual Meeting

Zalicus and Collaborators Eisai and Sanofi Leverage Combination High-Throughput Screening Platform to Evaluate Combination Drug Synergies

CAMBRIDGE, Mass. – April 1, 2014 – Zalicus Inc. (Nasdaq Global Market: ZLCS), a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain, today announced that a poster developed in collaboration with colleagues from Eisai Inc. and a podium presentation with collaborators from Sanofi will be given at the American Association for Cancer Research (AACR) 2014 Annual Meeting which takes place April 5-9, 2014 in San Diego, CA. These preclinical data, which were generated in separate studies by leveraging the Zalicus combination High-throughput screening (cHTS™) technology platform, demonstrate the potential to identify (or highlight) synergistic activity of the Eisai nontaxane eribulin and the Sanofi antibody drug conjugate SAR3419, through drug combinations.

Presentations:

•	(Abstract #1698): Monday, April 07, 2014, 8:00a.m. -12:00p.m., PT “ Identification of drugs with eribulin combinatorial activity that kill both eribulin-sensitive and eribulin-insensitive tumor cells,” T. Uenaka, et.al., Hall A-E, Poster Section 29, San Diego Convention Center.

•	(Abstract #4765): Tuesday, April 8, 2014, 3:05p.m. – 3:20p.m. PT, “Drug synergies observed for antibody and toxin components of SAR3419 ADC contribute to overall conjugate efficacy and can be combination drug or tumor cell line dependent,” R. J.Rickles, et.al, Session: Novel Biologics as Targeted Cancer Therapy, Room 5, San Diego Convention Center.

“These data demonstrate the power of our cHTS technology to rapidly screen drug combinations across multiple cellular assays to identify synergistic activity.” said Mark H.N. Corrigan, M.D., President and CEO of Zalicus. “By leveraging our combination High-Throughput Screening technology, we are able to provide value to our collaborators’ programs.”

About Zalicus

Zalicus Inc. (Nasdaq Capital Market: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain and has entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain and oncology. To learn more about Zalicus, please visit www.zalicus.com.

245 First Street, Third Floor, Cambridge, MA 02142

Ph: 617 301 7000    Fax: 617 301 7010    www.zalicus.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus and its combination drug discovery technology, cHTS, and its financial condition, results of operations, and other business plans. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus and its product candidates may be identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “plan,” “project” or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to Zalicus’s ability to identify drug combinations with synergistic activity or its collaborators willingness to engage Zalicus for these services, the development of its collaborators’ product candidates, Zalicus’s ability to obtain additional financing or funding for its research and development, and those other risks that can be found in the “Risk Factors” section of Zalicus’ annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Contacts:

Justin Renz, CFO, Zalicus Inc.

617-301-7575

JRenz@zalicus.com

Gina Nugent

617-460-3579

gnugent@zalicus.com

(c) 2014 Zalicus Inc. All rights reserved.

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245 First Street, Third Floor, Cambridge, MA 02142

Ph: 617 301 7000    Fax: 617 301 7010    www.zalicus.com